Exhibit 99

Viad Acquires Leading Live Event Audio-Visual Services Provider

Expands Live Event Production Capabilities with Acquisition of the ON Event Services Business

PHOENIX, Aug. 11, 2016 /PRNewswire/ -- Viad Corp (NYSE: VVI) announced today that it has acquired the business of ON Event Services, LLC, a leading provider of audio-visual production services for live events in the United States. ON Event Services specializes in corporate events and exhibitions, supporting more than 1,000 live events annually with production services, including audio, video, lighting, mapping and scenic design. In addition, the business produces high-end entertainment events and is the preferred in-house provider of audio-visual services for 36 venues, including hotels, arenas and conference centers.

Steve Moster, Viad's president and chief executive officer, said "Enhancing our event production capabilities has been a focus for the GES growth strategy and this acquisition is a perfect strategic fit. With its scale, scope and expertise in high-end audio-visual production, the ON Event Services business continues to position GES as the preferred live events partner offering the most comprehensive suite of services and technology with unrivaled global reach. Audio-visual services are an essential component of live event production and represent a large market opportunity for us. This acquisition will accelerate GES' growth and margin expansion, specifically around market penetration and breadth of service offerings, by providing significant cross-selling opportunities along with an enhanced and complete client experience."

Stan Milner, president of ON Event Services, said "We are excited to join Viad and the GES network. The powerful combination of the business of ON Event Services, with its more than 225 live event specialists and extensive on site audio-visual production capabilities, and GES' suite of existing offerings will enable us to comprehensively serve the needs of clients across the spectrum of live events, with industry-leading services that engage participants and enhance the overall event experience."

The acquisition of the ON Event Services business closed on August 11, 2016 and was within Viad's stated target valuation range, with a projected IRR of more than 15%. It is expected to contribute revenue of $20 million to $25 million and Adjusted Segment EBITDA(1) of $3.5 million to $5 million during the remainder of 2016. For the 2016 third quarter, it is expected to contribute $6.5 million to $8.5 million in revenue and $1 million to $2 million in Adjusted Segment EBITDA(1).

(1)See "Forward-Looking Statements and Non-GAAP Financial Measures"

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information about Viad and its Marketing & Events Group, visit the company's website at www.viad.com.

Contacts:
Sajid Daudi or Carrie Long
Investor Relations
(602) 207-2681
ir@viad.com

Forward-Looking Statements and Non-GAAP Financial Measures

Viad has provided the following forward-looking non-GAAP financial measures: Adjusted Segment EBITDA. The Company does not provide a reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure because, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible, not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available to the Company without unreasonable efforts. Specifically, recent acquisitions include preliminary recordings of the fair values of the assets acquired and liabilities assumed as of the acquisition date; purchase price allocations are not yet finalized and are subject to change within the measurement period (up to one year from the acquisition date) as the assessment of property and equipment, intangible assets, and working capital are finalized. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that the forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

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